Exhibit 99.1

PRESS RELEASE

Kite Realty Group Trust Reports 2018 Operating Results and Announces Plan to Fortify Its Balance Sheet, Improve Asset Quality, and Focus on Preferred Markets

Indianapolis, Indiana, February 19, 2019 - Kite Realty Group Trust (NYSE:KRG) (“KRG”) reported today its 2018 operating results. KRG also announced plans to sell $350 to $500 million of non-core assets as part of a program to improve asset quality, reduce leverage, and focus operations on preferred geographic markets.
“2018 was a strong year for KRG in terms of operational performance and strategic execution,” said Chairman and Chief Executive Officer, John A. Kite. “Our ABR is at an all-time high; our small shop leased percentage is at an all-time high; and our net-debt-to-EBITDA ratio is at a near-low. As we head into 2019, we are focused on taking KRG to the next level. We have conducted a bottoms-up analysis of our entire portfolio and all major U.S. markets, and we have identified a strategy to fortify our balance sheet even further by selling $350 to $500 million in assets to pay down debt, improve our portfolio metrics, and focus our operations in markets where we can gain scale and generate attractive returns.”
Fourth Quarter Highlights

▪	Realized net loss attributable to common shareholders of $31 million, or $0.37 per common share

▪	Generated Funds from Operations of the Operating Partnership (FFO) of $40.9 million, or $0.48 per diluted common share

▪	Increased Same-Property Net Operating Income (NOI) by 1.2%

▪	Improved small shop leased percentage by 30 basis points to 91.2%

▪	Executed 76 new and renewal leases representing 470,867 square feet, of which 33 were new leases representing over 200,000 square feet, including 5 new anchor leases totaling 140,000 square feet

•	15.7% leasing spreads on all new leases (25.3% GAAP leasing spreads)

•	12.7% leasing spreads on new anchor leases (21.3% GAAP leasing spreads)

•	7.5% leasing spreads on all renewal leases (12.4% GAAP leasing spreads)
•10.5% blended releasing spreads on all new and renewal leases (17.2% GAAP leasing spreads)

▪	Sold four non-core assets for a combined $59 million and used the proceeds to pay down an unsecured term loan

▪	Completed a $250 million ten-year unsecured term loan.

Full Year Highlights

▪	Realized net loss attributable to common shareholders of $46.6 million, or $0.56 per common share

▪	Generated FFO of $171.2 million, or $2.00 per diluted common share

▪	Increased Same-Property NOI by 1.4%

▪	Executed 315 new and renewal leases representing 1,691,201 square feet, of which 118 were new leases representing over 518,000 square feet, including 12 anchor leases for 297,000 square feet

•	12.3% leasing spreads on all new leases (22.6% GAAP leasing spreads)

•	8.4% leasing spreads on new anchor leases (15.4% GAAP leasing spreads)

•	5.4% leasing spreads on all renewal leases (9.9% GAAP leasing spreads)
•6.8% blended releasing spreads on all new and renewal leases (12.6% GAAP leasing spreads)

▪	Opened 135 new tenant spaces totaling 602,000 square feet

▪	Achieved a 94.6% leased rate and a 92.4% occupied rate for the retail operating portfolio as of December 31, 2018

▪	Improved annualized base rent (ABR) for the operating retail portfolio by 5% to $16.84 per square foot while maintaining a recovery ratio of nearly 90%

▪	Increased small shop leased percentage by 70 basis points to 91.2%

▪	Exceeded annual disposition target by selling approximately $200 million in assets, using the proceeds to pay down debt

▪	Reduced net-debt-to-EBITDA ratio from 6.9x to 6.65x

▪	Increased weighted average debt maturity from 5.5 years to 5.8 years

Financial Results
Net loss attributable to common shareholders for the three months ended December 31, 2018, was $31.2 million, compared to net income of $2.3 million for the same period in 2017. Fourth quarter 2018 results included a $31.5 million impairment charge relating to certain properties.

Net loss attributable to common shareholders for the year ended December 31, 2018, was $46.6 million, compared to net income of $11.9 million for 2017. 2018 results included a $70.4 million impairment charge related to certain properties.

Dividends
On February 13, KRG’s Board of Directors declared a dividend of $0.3175 per common share. The dividend will be payable on or about March 29, 2019, to shareholders of record as of March 22, 2019.
Transactional Activity
In 2018, KRG completed the following property transactions:

•	Sold seven non-core assets for a combined $125 million

•	Entered into a strategic joint venture with Nuveen (formerly TH Real Estate) by selling an 80% interest in three core assets that resulted in gross proceeds of approximately $89 million

•	Redeemed a minority preferred equity interest (4% yield) in six retail properties for $22 million
Capital Markets Activity
In 2018, KRG conducted the following capital markets transactions:

•
Amended and restated the unsecured revolving credit facility, increasing borrowing capacity by $100 million to $600 million, reducing the credit spread by 30-45 basis points, and extending the term to April 2023

•	Obtained a ten-year, $250 million unsecured term loan and executed a hedge that resulted in a blended fixed rate of 4.75% for 7 years

Balance Sheet Overview
KRG currently has only a single $20.7 million mortgage maturing in 2020, and as of December 31, 2018, the debt portfolio had a weighted average maturity of 5.8 years.
As of December 31, 2018, KRG has $485 million of available liquidity, including unrestricted cash on hand and available revolver capacity.
Development Update
During 2018, KRG delivered six redevelopments on schedule and under budget. The projects have a collective incremental return on cost of 8.6%. Notable projects included City Center in White Plains, NY; Portofino Shopping Center in Houston, TX; and Rampart Commons, in Las Vegas, NV.

Disposition and Deleveraging Program
KRG plans to generate between $350 and $500 million of gross proceeds from asset sales. The sale proceeds will be used primarily to pay down debt. Upon completion of the asset sales, KRG expects to reduce its net-debt-to-EBITDA ratio to between 5.9x and 6.2x.

2019 Earnings Guidance
KRG is introducing its guidance for 2019 FFO, as defined by NAREIT, in a range of $1.66 to $1.76 per diluted common share. The 2019 earnings guidance is based on the following key assumptions:

	Low	High
2018 FFO	$2.00	$2.00
Previously Disclosed FFO Impacts
Q1 - Q3 2018 Dispositions	(0.03)	(0.03)
Lease Accounting Rules [1]	(0.06)	(0.06)
Interest Expense	(0.03)	(0.03)
One-Time Income Items [2]	(0.05)	(0.05)
Subtotal - Previously Disclosed	(0.17)	(0.17)

Q4 2018 and Other Items:
Q4 2018 Dispositions	(0.02)	(0.02)
Other Items [3]	(0.06)	(0.04)
Subtotal - Q4 2018 & Other Items	(0.08)	(0.06)

2019 Items:
Same Store NOI [4] (1.25% - 2.25%)	0.03	0.05
G&A	(0.02)	(0.01)
Subtotal - 2019 Items	0.01	0.04

2019 FFO - Pre-2019 Planned Dispositions	1.76	1.82

2019 Disposition Net Impact [5,6]	(0.10)	(0.06)

FFO - Guidance	$ 1.66	$ 1.76

2019 Disposition Net Impact Annualized [6,7]	(0.29)	(0.20)

1.	Previously disclosed ($0.05) versus currently disclosed ($0.06).

2.	Relates to Eddy Street Commons development fee and cash and non-cash impact of Toys 'R Us bankruptcy.

3.	Includes non-recurring business interruption income collected in 2018 and reduced lease termination income.

4.	Includes $0.025 from executed anchor leases commencing in 2019.

5.	Disposition NOI less anticipated interest savings based on a weighted-average sale date of August 31, 2019.

6.	Low end of the range assumes $500 million in proceeds while high end of range assumes $350 million in proceeds

7.	Annualized 2019 disposition NOI less annualized anticipated interest savings.

Earnings Conference Call
Kite Realty Group Trust will conduct a conference call to discuss its financial results on Wednesday, February 20, 2019, at 10:00 a.m. Eastern Time. A live webcast of the conference call will be available on KRG’s corporate website at www.kiterealty.com. The dial-in numbers are (844) 309-0605 for domestic callers and (574) 990-9933 for international callers (passcode 4793227). In addition, a webcast replay link will be available on the corporate website.
Additional Materials
Financial statements, exhibits, and reconciliations of non-GAAP measures attached to this release include the details of KRG’s results.
About Kite Realty Group Trust
Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust (REIT) that provides communities with convenient and beneficial shopping experiences. We connect consumers to tenants in desirable markets through our portfolio of neighborhood, community, and lifestyle centers. Using operational, development, and redevelopment expertise, we continuously optimize our portfolio to maximize value and return to our shareholders. For more information, please visit our website at kiterealty.com.
Safe Harbor
Certain statements in this document that are not historical fact may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to: national and local economic, business, real estate and other market conditions, particularly in light of low growth in the U.S. economy as well as economic uncertainty caused by fluctuations in the prices of oil and other energy sources and inflationary trends or outlook; the risk that KRG may not be able to successfully complete the planned dispositions on favorable terms - or at all; financing risks, including the availability of, and costs associated with, sources of liquidity; KRG’s ability to refinance, or extend the maturity dates of, its indebtedness; the level and volatility of interest rates; the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies; the competitive environment in which KRG operates; acquisition, disposition, development and joint venture risks; property ownership and management risks; KRG’s ability to maintain its status as a real estate investment trust for federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property KRG owns; the impact of online retail competition and the perception that such competition has on the value of shopping center assets; risks related to the geographical concentration of KRG’s properties in Florida, Indiana and Texas; insurance costs and coverage; risks associated with cybersecurity attacks and the loss of confidential information and other business interruptions; and other factors affecting the real estate industry generally. KRG refers you to the documents filed by KRG from time to time with the SEC, specifically the section titled “Risk Factors” in KRG’s and the Operating Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which discuss these and other factors that could adversely affect KRG’s results. KRG undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

($ in thousands)
	December 31, 2018	December 31, 2017
Assets:
Investment properties, at cost	$3,641,120	$3,957,884
Less: accumulated depreciation	(699,927)	(664,614)
	2,941,193	3,293,270

Cash and cash equivalents	35,376	24,082
Tenant and other receivables, including accrued straight-line rent of $31,347 and $31,747 respectively, net of allowance for uncollectible accounts	58,059	58,328
Restricted cash and escrow deposits	10,130	8,094
Deferred costs and intangibles, net	95,264	112,359
Prepaid and other assets	12,764	12,465
Investments in unconsolidated subsidiaries	13,496	3,900
Asset held for sale	5,731	—
Total Assets	$3,172,013	$3,512,498
Liabilities and Shareholders’ Equity:
Mortgage and other indebtedness, net	$1,543,301	$1,699,239
Accounts payable and accrued expenses	85,934	78,482
Deferred revenue and other liabilities	83,632	96,564
Total Liabilities	1,712,867	1,874,285
Commitments and contingencies
Limited Partners’ interests in the Operating Partnership and other redeemable noncontrolling interests	45,743	72,104
Shareholders’ Equity:
Kite Realty Group Trust Shareholders’ Equity:
Common Shares, $.01 par value, 225,000,000 shares authorized, 83,800,886 and 83,606,068 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively	838	836
Additional paid in capital	2,078,099	2,071,418
Accumulated other comprehensive loss	(3,497)	2,990
Accumulated deficit	(662,735)	(509,833)
Total Kite Realty Group Trust Shareholders’ Equity	1,412,705	1,565,411
Noncontrolling Interests	698	698
Total Equity	1,413,403	1,566,109
Total Liabilities and Shareholders' Equity	$3,172,013	$3,512,498

Kite Realty Group Trust
Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2018 and 2017
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenue:
Minimum rent	$63,902	$68,518	$266,377	$273,444
Tenant reimbursements	17,924	18,252	72,146	73,000
Other property related revenue	5,018	1,772	13,138	11,998
Fee income	93	377	2,523	377
Total revenue	86,937	88,919	354,184	358,819
Expenses:
Property operating	13,172	12,693	50,356	49,643
Real estate taxes	10,028	10,796	42,378	43,180
General, administrative, and other	4,957	5,360	21,320	21,749
Depreciation and amortization	36,299	40,758	152,163	172,091
Impairment charges	31,513	—	70,360	7,411
Total expenses	95,969	69,607	336,577	294,074
(Loss) gain on sale of operating properties, net	(4,725)	—	3,424	15,160
Operating (loss) income	(13,757)	19,312	21,031	79,905
Interest expense	(17,643)	(16,452)	(66,785)	(65,702)
Income tax benefit of taxable REIT subsidiary	150	36	227	100
Equity in loss of unconsolidated subsidiary	(303)	—	(278)	—
Other expense, net	(156)	(101)	(646)	(415)
Net (loss) income	(31,709)	2,795	(46,451)	13,888
Net loss (income) attributable to noncontrolling interests	488	(486)	(116)	(2,014)
Net (loss) income attributable to Kite Realty Group Trust common shareholders	$(31,221)	$2,309	$(46,567)	$11,874

(Loss) income per common share - basic and diluted	$(0.37)	$0.03	(0.56)	0.14

Weighted average common shares outstanding - basic	83,762,664	83,595,677	83,693,385	83,585,333
Weighted average common shares outstanding - diluted	83,762,664	83,705,764	83,693,385	83,690,418
Cash dividends declared per common share	$0.3175	$0.3175	$1.2700	$1.2250

Kite Realty Group Trust
Funds From Operations
For the Three and Twelve Months Ended December 31, 2018 and 2017
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Funds From Operations
Consolidated net (loss) income	$(31,709)	$2,795	$(46,451)	$13,888
Less: net income attributable to noncontrolling interests in properties	(172)	(428)	(1,151)	(1,731)
Add/Less: loss (gain) on sales of operating properties	4,725	—	(3,424)	(15,160)
Add: impairment charges	31,513	—	70,360	7,411
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	36,534	40,425	151,856	170,315
FFO of the Operating Partnership[1]	40,891	42,792	171,190	174,723
Less: Limited Partners' interests in FFO	(982)	(971)	(4,109)	(3,966)
FFO attributable to Kite Realty Group Trust common shareholders[1]	$39,909	$41,821	$167,081	$170,757
FFO, as defined by NAREIT, per share of the Operating Partnership - basic	$0.48	$0.50	$2.00	$2.04
FFO, as defined by NAREIT, per share of the Operating Partnership - diluted	$0.48	$0.50	$2.00	$2.04

Weighted average common shares outstanding - basic	83,762,664	83,595,677	83,693,385	83,585,333
Weighted average common shares outstanding - diluted	83,822,752	83,705,764	83,744,896	83,690,418
Weighted average common shares and units outstanding - basic	85,808,725	85,580,898	85,740,449	85,566,272
Weighted average common shares and units outstanding - diluted	85,868,813	85,690,986	85,791,961	85,671,358

FFO, as defined by NAREIT, per diluted share/unit
Consolidated net (loss) income	$(0.37)	$0.03	$(0.54)	$0.16
Less: net income attributable to noncontrolling interests in properties	—	(0.01)	(0.01)	(0.03)
Add/Less: loss (gain) on sales of operating properties	0.05	—	(0.04)	(0.18)
Add: impairment charges	0.37	—	0.82	0.09
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	0.43	0.48	1.77	2.00
FFO, as defined by NAREIT, of the Operating Partnership per diluted share/unit[1]	$0.48	$0.50	$2.00	$2.04

____________________
1
“FFO of the Operating Partnership" measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to Kite Realty Group Trust common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.

Funds from Operations (FFO) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts ("NAREIT"), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments, and after adjustments for unconsolidated partnerships and joint ventures.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flow from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. Our computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.

Kite Realty Group Trust
Same Property Net Operating Income
For the Three and Twelve Months Ended December 31, 2018 and 2017
(Unaudited)

($ in thousands)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018	2017	% Change	2018	2017	% Change
Number of properties for the quarter[1]	103	103

Leased percentage at period end	94.5%	94.8%		94.5%	94.8%
Economic Occupancy percentage[2]	92.7%	92.7%		92.8%	93.4%

Minimum rent	$59,544	$58,185		$235,278	$231,633
Tenant recoveries	16,724	16,052		67,156	64,774
Other income	1,115	1,178		2,056	2,027
	77,383	75,415		304,490	298,434

Property operating expenses	(10,954)	(10,295)		(43,565)	(41,168)
Bad debt expense	(1,053)	(537)		(2,405)	(2,508)
Real estate taxes	(9,538)	(9,414)		(39,829)	(39,107)
	(21,545)	(20,246)		(85,799)	(82,783)
Same Property NOI[3]	$55,838	$55,169	1.2%	$218,691	$215,651	1.4%

Reconciliation of Same Property NOI to Most Directly Comparable GAAP Measure:
Net operating income - same properties	$55,838	$55,169		$218,691	$215,651
Net operating income - non-same activity[4]	7,806	9,884		40,236	49,968
Other (expense) income, net	(216)	312		1,826	62
General, administrative and other	(4,957)	(5,360)		(21,320)	(21,749)
Impairment charges	(31,513)	—		(70,360)	(7,411)
Depreciation and amortization expense	(36,299)	(40,758)		(152,163)	(172,091)
Interest expense	(17,643)	(16,452)		(66,785)	(65,702)
(Loss) gains on sales of operating properties	(4,725)	—		3,424	15,160
Net loss (income) attributable to noncontrolling interests	488	(486)		(116)	(2,014)
Net (loss) income attributable to common shareholders	$(31,221)	$2,309		$(46,567)	$11,874

____________________
1
Same Property NOI excludes three properties in redevelopment, the recently completed Beechwood Promenade, Burnt Store Marketplace, City Center, Fishers Station, and Rampart Commons redevelopments as well as office properties.

2
Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.

3
Same Property NOI excludes net gains from outlot sales, straight-line rent revenue, lease termination fees, amortization of lease intangibles, fee income and significant prior period expense recoveries and adjustments, if any.

4	Includes non-cash activity across the portfolio as well as net operating income from properties not included in the same property pool including properties sold during both periods.
The Company uses same property NOI ("Same Property NOI"), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI excludes properties that have not been owned for the full period presented. It also excludes net gains from outlot sales, straight-line rent revenue, lease termination fees, amortization of lease intangibles and significant prior period expense recoveries and adjustments, if any. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned and fully operational for the full quarters presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular quarters presented and thus provides a more consistent comparison of our properties. The year-to-date results represent the sum of the individual quarters, as reported.
NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. Our computation of NOI and Same Property NOI may differ from the methodology used by other REITs, and therefore may not be comparable to such other REITs.
When evaluating the properties that are included in the same property pool, the Company has established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and the Company begins recapturing space from tenants. For the quarter ended December 31, 2018, the Company excluded three redevelopment properties and the recently completed Beechwood Promenade, Burnt Store Marketplace, City Center, Fishers Station, and Rampart Commons redevelopments from the same property pool that met these criteria and were owned in both comparable periods.